UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

RegeneRx Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
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(4)
Date Filed:

Explanatory Note
This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed solely to amend and replace the references in the Definitive Proxy Statement and in the sample proxy card included in the Definitive Proxy Statement filed by RegeneRx Biopharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission on October 18, 2021 (the “Proxy Statement”). After filing the Proxy Statement, the Company discovered that, due to a clerical error, the website reference in the Proxy Statement and on the sample proxy card for the virtual shareholder meeting has an incorrect link stated therein.
Please note that the only changes being made to the body of the Proxy Statement and the sample proxy card included in the Proxy Statement are for the previously incorrect website link. The correct version of the Proxy Statement and proxy card are being mailed to the Company’s stockholders.

Allan L. Goldstein, Ph.D.
Chairman and Chief Scientific Officer
October 18, 2021
Dear Fellow Stockholder:
You are cordially invited to attend the 2021 virtual Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”), to be held at 11:00 a.m., Eastern Time, on Wednesday, November 10, 2021 via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RGRX2021.
An important aspect of the Meeting is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of six directors of the Company, (ii) a non-binding advisory resolution approving named executive officer compensation, (iii) the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company by 100,000,000 shares, and (iv) the ratification of the appointment of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
The Board of Directors has determined that approval of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of the Board of Directors’ nominees as directors specified under Proposal 1, “FOR” the non-binding advisory resolution approving named executive officer compensation specified under Proposal 2, “FOR” the amendment to the Certificate to increase the authorized shares specified under Proposal 3, and “FOR” the ratification of the appointment of the independent registered public accounting firm specified under Proposal 4.
I encourage you to attend the virtual Annual Meeting. Whether or not you plan to attend virtually, please vote your shares and sign, date and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/RGRX2021.
Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.
Very truly yours,
/s/ Allan L. Goldstein, Ph.D.
Allan L. Goldstein, Ph.D.
Chairman of the Board
RegeneRx Biopharmaceuticals, Inc. | 15245 Shady Grove Road, Suite 470, Rockville, MD 20850
PHONE 301.208.9191 | FAX 301.208.9194 | WEB www.regenerx.com

REGENERX BIOPHARMACEUTICALS, INC.
15245 Shady Grove Road, Suite 470
Rockville, Maryland 20850
(301) 208-9191
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, November 10, 2021
Dear Stockholder:
You are cordially invited to attend the virtual Annual Meeting of Stockholders (the “Annual Meeting”) of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, November 10, 2021 at 11:00 a.m. Eastern time via live webcast at www.virtualshareholdermeeting.com/RGRX2021, for the following purposes:
1.
To elect the Board’s six nominees for director to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.
To consider and vote upon a non-binding advisory resolution regarding named executive officer compensation.

3.
To consider and vote upon the amendment to the Certificate of Incorporation to increase the authorized capital stock of the Company by 100,000,000 shares.

4.
To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP (“CohnReznick”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

5.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is September 21, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Allan L. Goldstein, Ph.D.
Allan L. Goldstein, Ph.D.
Chairman of the Board
Rockville, Maryland October 18, 2021
You are cordially invited to attend the Annual Meeting virtually. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy that we may mail to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote virtually at the meeting if you attend the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON NOVEMBER 10, 2021:
The Proxy Statement and Fiscal 2020 Annual Report to Stockholders
are available at: http://www.proxyvote.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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REGENERX BIOPHARMACEUTICALS, INC.
15245 Shady Grove Road, Suite 470
Rockville, Maryland 20850
(301) 208-9191
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 10, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
The Board of Directors of RegeneRx Biopharmaceuticals, Inc. (the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Wednesday, November 10, 2021 at 11:00 a.m. Eastern time via live webcast at www.virtualshareholdermeeting.com/RGRX2021, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote over the Internet on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the telephone or the Internet.
Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.
Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
We are providing paper copies of the proxy materials instead of a Notice to our stockholders of record. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet.
You can choose to receive our future proxy materials electronically by visiting http://www.proxyvote.com. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting http://www.proxyvote.com, sending an electronic mail message to sendmaterial@proxyvote.com, or calling 1-800-579-1639.
The SEC has enacted rules that permit us to make available to stockholders electronic versions of the proxy materials even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and stockholders of record.
We intend to mail the Notice on or about October 18, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held virtually on Wednesday, November 10, 2021 at 11:00 a.m. Eastern time via live webcast. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RGRX2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on September 21, 2021 (the “Record Date”). The meeting webcast will begin promptly at 11:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on September 21, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 143,549,735 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on September 21, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person over the Internet at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on September 21, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares over the Internet at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Election of six nominees for director, to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified ;

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Approval of the compensation of our named executive officers on a non-binding and advisory basis;

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Amending the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock by 100,000,000 shares; and

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Ratification of the selection of CohnReznick LLP (CohnReznick) by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
Voting shares without attending the Annual Meeting:
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting virtually and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
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by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

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by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

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by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on November 9, 2021.
Voting shares over the Internet at the Annual Meeting:
We will be hosting the Annual Meeting live via Internet webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/RGRX2021. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
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Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

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Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/RGRX2021 on the day of the Annual Meeting.

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Webcast starts at 11:00 a.m. Eastern time.

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You will need your 16-Digit Control Number to enter the Annual Meeting.

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Stockholders may submit questions while attending the Annual Meeting via the Internet.

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Webcast replay of the Annual Meeting will be available until November 10, 2022.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.
Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned on the Record Date, September 21, 2021.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all six nominees for director, “FOR” the advisory resolution on named executive officer compensation, “FOR” the approval of the amendment to the Certificate of Incorporation to increase the Company’s authorized shares by 100,000,000 shares, and “FOR” the ratification of the selection of CohnReznick as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (the individual named on the proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy or revoke my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or on the Internet.

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You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850.

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You may attend the virtual Annual Meeting and vote. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to fifteen minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I vote?” will be able to submit questions during the Annual Meeting. A stockholder may ask up to two questions, and we will not address questions that are, among other things:
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irrelevant to the business of the Company or to the business of the Annual Meeting;

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related to material non-public information of the Company;

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related to personal grievances;

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derogatory references to individuals or that are otherwise in bad taste;

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repetitious statements already made by another stockholder;

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in furtherance of the stockholder’s personal or business interests; or

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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 19, 2022 to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8. If you wish to bring a matter before the stockholders at next year’s annual meeting outside of our proxy materials and you do not notify us before June 19, 2022 for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. If you wish to nominate a director for election at next year’s annual meeting, any such nomination shall be made by notice, in writing, to the Company’s Secretary not less than 14 days, nor more than 50 days, prior to the meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals No. 1 and 2 are considered to be “non-routine.” Proposals No. 3 and 4 are considered to be “routine.”
How many votes are needed to approve each proposal?
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For Proposal 1, the election of directors, the six nominees receiving the most “FOR” votes will be elected.

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Proposal 2, regarding named executive officer compensation, is an advisory vote, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders. Subject to the foregoing, this Proposal must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either virtually in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “Against” vote.

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Proposal 3, the approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized capital stock by 100,000,000 shares, must receive “FOR” votes from the holders of a majority of shares outstanding entitled to vote either virtually in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same legal effect as a vote “Against.”

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Proposal 4, the ratification of the appointment of CohnReznick as our independent registered public accounting firm for the year ending December 31, 2021, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either virtually in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting virtually in person or represented by proxy. On the record date, there were 143,549,735 shares outstanding and entitled to vote. Thus, the holders of 71,774,868 shares must be present virtually in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non- votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting virtually in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors currently consists of six directors. Each of the six continuing directors to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present virtually in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Nominees
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement. Ages are as of October 1, 2021.
We seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board intends to maintain membership of directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the director should serve on the Board.
Name	Age	Principal Occupation/Position Held	Director since
Allan L. Goldstein	83	Emeritus Professor & Former Chairman, Department of Biochemistry and Molecular Medicine, The George Washington University School of Medicine and Health Sciences; Founder, Chairman of the Board and Chief Scientific Advisor of the Company	1982
J.J. Finkelstein	69	President and Chief Executive Officer of the Company	2002
Joseph C. McNay	87	Chairman, Chief Investment Officer and Senior Portfolio Manager, Essex Investment Management Company	1987
Mauro Bove	66	SVP Corporate & Business Development, Zhaoke Ophthamology Ltd.	2004
R. Don Elsey	68	Advisor to the CEO of Lyra Therapeutics, a private therapeutic company	2010
Alessandro Noseda	63	CSO of Leadiant Biosciences S.p.A.	2019
Mr. Finkelstein has served as our President and Chief Executive Officer and a member of our Board of Directors since 2002. Mr. Finkelstein also served as our Chief Executive Officer from 1984 to 1989 and as the Vice Chairman of our Board of Directors from 1989 to 1991. Mr. Finkelstein has worked as an executive officer and consultant in the bioscience industry for the past 39 years, including serving from 1989 to 1996 as chief executive officer of Cryomedical Sciences, Inc., a publicly-traded medical device company. Mr. Finkelstein has significant experience in developing early-stage companies. He has been responsible for the regulatory approval and marketing of several medical devices in the U.S. and abroad. Mr. Finkelstein has previously served on the executive committee of the Board of Directors of the Technology Council of Maryland and MdBio, Inc. and formerly chaired the MdBio Foundation (now Learning Undefeated) for six years, all of which are non-profit entities that support bioscience development and education. Mr. Finkelstein received a business degree in finance from the University of Texas. The Board believes that Mr. Finkelstein’s history and long tenure as our Chief Executive Officer positions him to contribute to the Board his extensive knowledge of our company and to provide Board continuity. In addition, the Board believes that his experience at prior companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board.
Dr. Goldstein has served as the Chairman of our Board of Directors and our Chief Scientific Officer since he founded our company in 1982. Dr. Goldstein is Emeritus Professor & former Chairman of the Department of Biochemistry and Molecular Medicine at the George Washington University School of Medicine and Health Sciences. Dr. Goldstein is a recognized expert in the field of immunology and protein chemistry, having authored over 435 scientific articles in professional journals. He is also the inventor on over 25 issued and/or pending patents in biochemistry, immunology, cardiology, cancer and wound healing. Dr. Goldstein discovered several important compounds, including Tα1, which is marketed worldwide, and Tß4, which is the basis for RegeneRx’s clinical program. Dr. Goldstein served on the Board of Trustees of the Sabin Vaccine Institute from 2000 to 2012 and on the Board of Directors of the Richard B. and Lynne V. Cheney Cardiovascular Institute from 2006 to 2012. Dr. Goldstein has also done pioneering work in the area of medical education, developing distance learning programs for the internet entitled “Frontiers in Medicine,” a medical education series that Dr. Goldstein developed. The Board believes that Dr. Goldstein’s scientific expertise, industry background and prior experience as our founder all position him to make an effective contribution to the medical and scientific understanding of the Board, which the committee believes to be particularly important as we continue our Tß4 development efforts.
Mr. Elsey has served as a member of our Board of Directors since September 2010. Currently Mr. Elsey serves as an advisor to the CEO of Lyra Therapeutics, a private company pioneering a new therapeutic approach to treat debilitating ear, nose and throat diseases. Mr. Elsey was the CFO of Lyra until his retirement on 12/31/20. Previously Mr. Elsey served as CFO of Senseonics, Inc., from February 2015 to February 2019, a medical device company focused on continuous glucose monitoring. From May 2014 until February 2015 Mr. Elsey served as chief financial officer of Regado Biosciences, a public, late-stage clinical development biopharmaceutical company. From December 2012 to February 2014 Mr. Elsey served as chief financial officer of LifeCell, Inc., a privately held regenerative medicine company. From June 2005 to December 2012, he served in numerous finance capacities, most recently as senior vice president and chief financial officer, at Emergent BioSolutions Inc., a publicly held biopharmaceutical company. He served as the director of finance and administration at IGEN International, Inc., a publicly held biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. He received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant. The Board believes that Mr. Elsey’s experience as chief financial officer of a public company is particularly valuable to our business in that it positions him to contribute to our board’s and audit committee’s understanding of financial matters.
Mr. McNay has served as a member of our Board of Directors since 2002. He is currently Chairman, Chief Investment Officer and Senior Portfolio Manager of Essex Investment Management Company, LLC, positions he has held since 1976 when he founded Essex. He has direct portfolio management responsibilities for a variety of funds and on behalf of private clients. He is also a member of the firm’s Management Board. Prior to founding Essex, Mr. McNay was Executive Vice President and Director of Endowment Management & Research Corp. from 1967. Prior to that, Mr. McNay was Vice President and Senior Portfolio Manager at the Massachusetts Company. Currently he is serving as Trustee of the Dana Farber Cancer Institute, member of the Children’s Hospital Investment Committee. Mr. McNay served a Trustee for Brigham and Women’s Physicians Organization from 2000 — 2018. He received his A.B. degree from Yale University and his M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. The Board believes that Mr. McNay’s extensive financial experience is valuable to our business and also positions him to contribute to the audit committee’s understanding of financial matters.

Mr. Bove has served as a member of our Board of Directors since 2004 and has more than 30 years of business and management experience within the pharmaceutical industry. Mr. Bove is currently based in Hong Kong and in Europe, serving as a consultant to emerging pharmaceutical companies worldwide. Previously, Mr. Bove led for more than 20 years the Corporate & Business Development of Sigma-Tau Finanziaria S.p.A., formerly the holding company of Sigma-Tau Group, a leading international pharmaceutical company (Sigma-Tau Finanziaria S.p.A. — now Essetifin S.p.A. — and its affiliates are collectively our largest stockholder). Mr. Bove, who resigned this role with Sigma-Tau on March 31, 2014, has also held a number of senior positions in business, licensing and corporate development within Sigma-Tau Group. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and International Law at the International and Comparative Law Center, Dallas, Texas. The Board believes that Mr. Bove’s extensive business and management experience within the pharmaceutical industry allows him to recognize and advise the Board with respect to recent industry developments.
Dr. Noseda has served as a member of our Board of Directors since 2019 and is the Chief Scientific Officer (CSO) of Leadiant Biosciences S.p.A. and provides scientific and medical know-how to coordinate and manage the scientific and development programs at a global level as well as to evaluate new opportunities for the Leadiant Group. Since September 2018 he is also Chief Medical Officer of Leadiant Biosciences, Inc. After graduating as a Medical Doctor in 1984 at the University of Milan and following a Post Doctorate at Bowman Gray School of medicine (USA), he joined the pharma industry in 1988 where he held different managerial positions within the R&D and Marketing organizations of multinational companies. He has acquired a significant experience in R&D (through the whole development process, from research to interaction with Health Authorities for MA submission or HTA assessment) and strategic/business operations. He joined sigma-tau in 1998 as Director of Scientific Office and Strategic Alliances within the Corporate R&D organization. In this position he managed key R&D projects and contributed to the finalization of important partnerships (e.g., with Novartis, Debiopharm etc.) and to the advancement of product development (from research to product registration). He has been part of the management Team and Board of Directors of biotech companies of the sigma-tau Group, as Thule Therapeutics, Metheresis Translational Research and Rostaquo. He has also been Chief Executive Officer of Leadiant Biosciences SA (formerly sigma-tau Research Switzerland) from 2007 to 2017, a position which he held in parallel with his former positions in sigma-tau (1988-2014) and later in Leadiant where he acted as Chief Medical Officer (2014-2017) before becoming the CSO. Under his management this company developed and advanced a proprietary technology, and he guided the Company through the process to obtain the authorization by the Swiss Health Authorities to import and release medicinal products, as well as the Orphan Drug Designations and registration of new products (e.g., Chenodeoxycholic Acid or CDCA). He worked in several therapeutic (and diagnostic) areas, but mostly in high unmet medical need specialty areas as cancer, immune-oncology and rare diseases.
VOTE REQUIRED
The Board recommends that you vote “FOR” each of the nominees to the Board set forth in this Proposal 1. Under our Bylaws, the election of each nominee requires the affirmative vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Although our common stock is no longer listed on the NYSE MKT exchange, we have determined the independence of our directors using the NYSE MKT definitions of independence. Under NYSE MKT listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE MKT, as they may be modified from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and our company, our senior management and our independent auditors, our Board has determined that the following four directors are independent directors within the meaning of the applicable NYSE MKT listing standards: Mr. Elsey, Mr. Bove, Dr. Noseda and Mr. McNay. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Finkelstein, our President and Chief Executive Officer, and Dr. Goldstein our Chief Scientific Advisor, are not independent by virtue of their employment with us.
In determining the independence of Mr. Bove, the board of directors took into account the significant ownership of our common stock by Sigma-Tau and its affiliates and our License Agreement with Lee’s Pharmaceuticals. The board of directors does not believe that any of the transactions with Lee’s or Sigma-Tau and its affiliates described in this report has interfered or would reasonably be expected to interfere with Mr. Bove’s exercise of independent judgment in carrying out his responsibilities as a director of our company.
Board Leadership Structure
The Board has a chairman, Dr. Goldstein, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk- taking.
Meetings of the Board of Directors
The Board met six times during our 2020 fiscal year.
Information Regarding Committees of the Board of Directors
During the fiscal year ended December 31, 2020, the Board maintained two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a standing nominating and corporate governance committee. Rather, the independent members of the full Board perform the functions of a nominating and corporate governance committee.
The following table provides membership and meeting information for fiscal 2020 for each of the Board’s standing committees:
Name	Audit	Compensation
R. Don Elsey	X	X*
Joseph McNay	X*	X
Mauro Bove		X
Alessandro Noseda		X
Total meetings in fiscal 2020	4	1

*
Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE MKT rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company
Audit Committee
The Audit Committee consists of Mr. McNay and Mr. Elsey, with Mr. McNay acting as the Chairman of the committee. The Audit Committee meets no less than quarterly with management and our independent registered public accounting firm, both jointly and separately, has sole authority to engage and terminate the engagement of our independent registered public accounting firm, and reviews our financial reporting process on behalf of the Board. The Audit Committee met four times during the 2020 fiscal year. The Audit Committee operates under a formal written charter available on our website at www.regenerx.com.
Each member of the Audit Committee is an independent director determined in accordance with Rule 10A-3 of the Exchange Act. Furthermore, the Board has determined that Mr. McNay and Mr. Elsey qualify as “audit committee financial experts” as defined under SEC rules.
The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.
Report of the Audit Committee of the Board of Directors
The following report of the Audit Committee shall not be deemed to be filed with the SEC or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.
The members of the Audit Committee have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2020. The members of the Audit Committee have discussed with CohnReznick, the Company’s independent auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The members of the Audit Committee have received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the audit committee concerning independence, and the members of the Audit Committee have discussed with CohnReznick their independence from management and the Company. The members of the Audit Committee have considered whether the provision of services by CohnReznick referred to above not related to the audit of the financial statements and the reviews of the interim financial statements included in the Company’s Forms 10-Q are compatible with maintaining CohnReznick’s independence, and have determined that they are compatible and do not impact CohnReznick’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above should be included in our Annual Report on Form 10-K accompanying this Proxy Statement and filed with the SEC for the fiscal year ended December 31, 2020.

Mr. Joseph McNay, Chairman
Mr. R. Don Elsey
Compensation Committee
The Compensation Committee consists of Mr. McNay, Mr. Elsey, and Mr. Bove with Mr. Elsey acting as the Chairman of the committee. The Compensation Committee met once during the 2020 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.regenerx.com.
The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our chief executive officer, other executive officers and Board members;

•
evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•
administration of our equity compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with certain executive officers, including the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted, taking into account the Chief Executive Officer’s recommendations. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data and analyses of historical executive compensation levels and current Company-wide compensation levels.
Nominating and Corporate Governance
The Board does not have a standing nominating and corporate governance committee. Instead, the independent members of the Board, currently consisting of Messrs. Elsey, McNay, Noseda, and Bove, are responsible for performing key nominating and corporate governance activities on behalf of the Board, including identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and developing and maintaining a set of corporate governance principles for the Company.
In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly held company. The Board also believes that it is essential that the Board members represent diverse viewpoints. To the extent the Board does not have sufficient information to evaluate a candidate the Board may send a questionnaire to the candidate for completion with sufficient time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director designated by the Board will then initiate the search, seeking input from other directors and senior management, and will also consider any nominees previously submitted by stockholders. After identifying an initial slate of candidates satisfying the qualifications set forth above, the Board will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Board will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the Annual Meeting. The independent members of the Board nominated the six directors set forth in Proposal 1 for election at the 2021 Annual Meeting.
Nominations for Election to the Board
While the Board will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Pursuant to the Company’s bylaws, nominations for election as directors by stockholders at a meeting of stockholders called for the election of directors must be made in writing and delivered to the Company’s Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth, with respect to each nominee, (i) his or her name, age, business address and, if known, residence address, (ii) his or her principal occupation or employment, and (iii) the number of shares of stock of the Company beneficially owned by the nominee. As of the date of this proxy statement, the Company has not received any such nominations from stockholders in connection with the Annual Meeting.
Stockholder Communications with the Board of Directors
The Company has established procedures for its security holders to communicate directly with the Board on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the individual indicated.
Code of Ethics
We have adopted a corporate code of conduct and ethics that applies to all of our employees, officers and directors, as well as a separate code of ethics that applies specifically to our principal executive officer and principal financial officer. The corporate code of conduct and ethics and the code of ethics for our principal executive and financial officers are available on our corporate website at www.regenerx.com. If we make any substantive amendments to the corporate code of conduct and ethics or the code of ethics for our principal executive and financial officers, or grant any waivers from a provision of these codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2
APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We seek to closely align the interests of our named executive officers with the interests of our stockholders. We have designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives.
The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”
While the Board, and especially the Compensation Committee, intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 2, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.
VOTE REQUIRED
The Board recommends that you vote “FOR” the non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in this proxy statement. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

PROPOSAL 3
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT AUTHORIZED SHARE INCREASE
At a board meeting held on August 2, 2021, our Board of Directors approved a resolution authorizing and recommending that our stockholders approve an amendment to the Company’s Restated Certificate of Incorporation, as amended to date (the “Certificate of Amendment”) to increase the number of authorized shares of capital stock from 201,000,000 shares to 301,000,000 shares by adding 100,000,000 authorized shares of Common Stock (being referred to as the “Authorized Share Increase”). The Authorized Shares Increase will become effective upon filing of the Certificate of Amendment with the Delaware Secretary of State. The form of Certificate of Amendment is attached as Annex A to this Proxy Statement.
Purpose of Authorized Share Increase
The Board has approved the Authorized Share Increase, which would have the effect of increasing the number of authorized shares of capital stock from 201,000,000 shares to 301,000,000 shares by adding 100,000,000 authorized shares of Common Stock.
In addition to the 143,549,735 shares outstanding on the date of this Proxy Statement, we have reserved:
•
12,536,250 shares of Common Stock for the issuance upon exercise of currently outstanding options granted under our 2018 Equity Incentive Plan and our 2010 Stock Option and Incentive Plan;

•
4,412,901 additional shares of Common Stock reserved for grant under our 2018 Equity Incentive Plan;

•
25,287,738 shares of our common stock issuable upon conversion of convertible promissory notes at an average conversion price of $0.15 per share; and

•
25,390,685 shares of Common Stock for issuance upon exercise of outstanding warrants currently held by investors.

Therefore, as of the date of this Proxy Statement, we only have 1,988,060 shares of Common Stock authorized and available for future issuance or reservation.
To date, we have not commercialized any of our product candidates and have financed our operations in part through the sale of Common Stock and other securities. Based on the $0.16 per share closing price of our Common Stock on the OTC markets on October 1, 2021, the 1,988,060 remaining authorized, but unissued and unreserved shares gives us very little headroom to utilize our equity securities to raise additional capital. We are also exploring the future possibility of seeking to have our Common Stock traded on Nasdaq or another national exchange. Without increasing our authorized, but unissued, shares of Common Stock, we may find it difficult, if not impossible, to raise additional capital if required to finance our operations, and we would also be unable to consider an uplisting of our Common Stock to a national exchange, if desired or otherwise feasible in the future, Thus, we believe it important for all stockholders to vote in Favor of this proposal.
Authorizing additional shares of Common Stock does not mean that we will use all or any such shares in the future, as we currently have no plans to use such shares. However, our inability to raise additional capital, if warranted, due to the absence of adequate authorized, but unissued and unreserved common stock, would likely jeopardize our ability to continue operations.
If the Authorized Share Increase is approved, we will have 101,988,060 shares of Common Stock authorized and available for issuance or reservation.
Rights of Common Stock
The additional common stock to be authorized by the Authorized Share Increase would have rights identical to the currently outstanding Common Stock. The Authorized Share Increase and any issuance of additional Common Stock will not affect the rights of the holders of our Common Stock, except for the effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of the holders of Common Stock. Shares of our Common Stock are not entitled to preemptive rights.
Interests of our Executive Officers and Directors in the Authorized Share Increase
No director or executive officer, or any affiliate thereof, or any other person has any interest, direct, or indirect, by securing holdings or otherwise, in the Proposal that is not shared by a majority of the stockholders of the Company.
Effective Date of the Authorized Share Increase
The Authorized Share Increase will become effective immediately upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The proposed Certificate of Amendment is attached as Annex A hereto. We will determine when such filing will occur, but we anticipate filing the Certificate of Amendment on or about November 11, 2021, after the date of the Annual Meeting.
Absence of Appraisal Rights
The approval of the Proposal does not provide any stockholder any right to dissent and obtain appraisal of or payment for such stockholder’s shares under the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick, as its predecessor Reznick Group, P.C., has audited the Company’s financial statements since 2000. Representatives of CohnReznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick as the Company’s independent auditors. However, the Audit Committee is submitting the selection of CohnReznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of CohnReznick. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2020 by CohnReznick LLP, our independent registered public accounting firm. All such fees described below were approved by the audit committee.
	2020	2019
Audit fees	$90,000	$90,000
Tax fees(1)	$14,125	$15,000
Total Fees	$104,125	$105,000

(1)
Tax fees include the preparation of our corporate federal and state income tax returns.

Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, CohnReznick LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the audit committee on the status of actual costs for approved services against the approved amounts.
The audit committee has determined that the rendering of the services other than audit services by CohnReznick LLP is compatible with maintaining that firm’s independence.

VOTE REQUIRED
The Board recommends that you vote “FOR” the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Under applicable Delaware law, this proposal requires the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of September 21, 2021 by (i) each director; (ii) each named executive officer; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o RegeneRx Biopharmaceuticals, Inc., 15245 Shady Grove Road, Suite 470, Rockville, MD 20850.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated previously affiliated with Essetifin S.p.A., Via Sudafrica, 20, Rome, Italy 00144	55,271,189(2)	34.5%
GtreeBNT Co., Ltd. 22nd FL, Parkview Tower, 248 Jungjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 463-863, Republic of Korea	19,583,333(3)	13.6%
Named Executive Officers and Directors:
J.J. Finkelstein	4,226,295(4)	2.9%
Allan L. Goldstein	3,400,069(5)	2.3%
Joseph C. McNay	7,898,705(6)	5.5%
Mauro Bove	1,129,554(7)	*
R. Don Elsey	1,187,372(8)	*
Alessandro Noseda	310,000(9)	*
All directors and executive officers as a group (6 persons)	18,151,996(10)	12.5%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 143,549,735 shares of common stock outstanding on September 21, 2021, adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)
Consists of 1,500,000 shares of common stock held of record held by Aptafin S.p.A. and 2,250,000 upon the exercise of warrants, 34,989,080 shares of common stock held of record held by Essetifin S.p.A. (f/k/a Sigma-Tau Finanziaria, S.p.A.) (“Essetifin”), 9,446,920 shares of common stock issuable upon conversion of a convertible promissory note and 7,085,189 upon the exercise of warrants. In each case exercisable within 60 days of September 21, 2021. Paolo Cavazza and members of his family directly and indirectly own 38% of Essetifin. The beneficial ownership of Essetifin and its affiliates is derived from the Schedule 13D/A25 filed by Essetifin on July, 2, 2021.

(3)
Consists of 19,583,333 shares of common stock held of record by GtreeBNT which were acquired in two equity purchases in March 2014 and August 2014. The beneficial ownership of GtreeBNT is derived from its Schedule 13D/A filed on April 1, 2015.

(4)
Consists of 1,712,991 shares of common stock held of record by Mr. Finkelstein, 236,174 shares of common stock issuable upon conversion of convertible promissory notes, 289,630 shares of common stock issuable upon exercise of warrants and 1,987,500 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

(5)
Consists of 1,637,793 shares of common stock held of record by Dr. Goldstein, 55,586 shares of common stock issuable upon conversion of convertible promissory notes, 229,190 shares of common stock issuable upon exercise of warrants and 1,477,500 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

(6)
Consists of 6,524,122 shares of common stock held of record by Mr. McNay, 208,334 shares of common stock issuable upon conversion of convertible promissory notes, 156,250 shares of common stock issuable upon exercise of warrants and 1,010,000 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

(7)
Consists of 111,174 shares of common stock issuable upon conversion of convertible promissory notes, 83,380 shares of common stock issuable upon exercise of warrants and 935,000 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

(8)
Consists of 104,456 shares of common stock held of record, 41,666 shares of common stock issuable upon conversion of convertible promissory notes, 31,250 shares of common stock issuable upon exercise of warrants and 1,010,000 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

(9)
Consists of 310,000 shares of common stock issuable upon exercise of options within 60 days of September 21, 2021.

(10)
Consists of 9,979,362 shares of common stock held of record, 652,933 shares of common stock issuable upon conversion of convertible promissory notes, 789,700 shares of common stock issuable upon exercise of warrants and 6,730,000 shares of common stock issuable upon exercise of options, in each case exercisable within 60 days of September 21, 2021.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of their ownership of our equity securities and reports of any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, based solely on its review of the copies of such reports furnished to the Company, and written representations that no other reports were required, the Company believes that during the past fiscal year its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2020 and 2019, compensation awarded to or paid to, or earned by, our chief executive officer who was our only named executive officers for fiscal 2020. For purposes of this report, we sometimes refer to our chief executive officer as our named executive officer.
Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
J.J. Finkelstein, President and	2020	80,018	—	95,606	3,360	178,984
Chief Executive Officer	2019	81,528	—	103,523	3,360	188,411

(1)
Mr. Finkelstein reduced his 2020 salary to $80,000 and he had previously reduced his 2018 salary from $150,000 to $125,000 in March 2018.

(2)
The 2020 and 2019 amounts reflect the aggregate total grant date fair values (computed in accordance with FASB ASC Topic 718 or ASC Topic 505).

(3)
The 2020 and 2019 amounts reflect payment of life insurance premiums for Mr. Finkelstein in the amount of $3,360.

Employment Agreement with Mr. Finkelstein
We entered into an employment agreement with Mr. Finkelstein on April 16, 2014 for him to serve as our president and chief executive officer. Mr. Finkelstein’s employment agreement has an initial three-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Finkelstein elect not to renew it. Mr. Finkelstein’s annual base salary was $125,000, which was increased to $150,000 on January 1, 2015. Mr. Finkelstein’s salary may not be adjusted downward without his written consent, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Mr. Finkelstein is also eligible to receive an annual bonus in an amount established by the Board and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also provide him with $1 million in life insurance.
Mr. Finkelstein is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Finkelstein’s employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Finkelstein and us.
In the event that Mr. Finkelstein’s employment is terminated by us without “cause” or by Mr. Finkelstein for “good reason,” each as defined in his employment agreement, subject to Mr. Finkelstein’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Finkelstein will be entitled to receive (i) a lump sum payment in an amount equal to one-half of his then annual base salary if within the first anniversary date of this Agreement; or (ii) a lump sum payment in an amount equal to three-fourths of his then annual base salary if within the first anniversary date and second anniversary date of this Agreement; or (iii) a lump sum payment in an amount equal to his then annual base salary if any time after the second anniversary date of this Agreement, less all federal and state withholdings. In the event of a “change in control,” as defined in his employment agreement and Mr. Finkelstein is involuntarily terminated within 12 months after a change in control event or within 12 months after a change in control event he resigns his employment for “good reason”, then the Company shall (i) pay Mr. Finkelstein, in a lump sum cash payment, an amount equal to his annual base salary in effect on the date of his termination from employment, less any applicable federal and state taxes and withholdings. In addition, in each instance Mr. Finkelstein would also be eligible to receive (i) any earned bonus and accrued vacation pay, and (ii) to the extent that he is eligible for and participates in a Company sponsored health insurance plan the Company shall pay or reimburse Executive for the amount of any insurance premiums for a twelve-month period, but these payments shall be limited to the amount of the premiums being paid by the Company for Executive’s coverage or the amount being reimbursed for insurance premiums immediately prior to the date of his termination from employment.
In addition, if Mr. Finkelstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Mr. Finkelstein’s employment agreement, then the unvested portion of Mr. Finkelstein’s outstanding options would accelerate in full.
Outstanding Equity Awards at December 31, 2020
The following table shows certain information regarding outstanding equity awards at December 31, 2020 for the named executive officer, all of which were stock options granted under our Amended and Restated 2000 Stock Option and Incentive Plan, our 2010 Equity Incentive Plan or our 2018 Equity Incentive Plan.
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Note
Mr. Finkelstein	125,000	375,000	0.30	6/10/2030	(1)
	325,000	325,000	0.21	5/15/2029	(1)
	200,000	—	0.64	3/17/2023
	187,500	62,500	0.21	7/16/2028	(1)
	500,000	—	0.21	3/25/2021
	500,000	—	0.36	6/30/2022
	150,000	—	0.28	9/1/2027	(1)

(1)
These options vest in equal installments upon grant and on the first three anniversaries of the grant date. In each case these options were granted ten years prior to the listed expiration dates.

Post-Employment Compensation
We do not maintain any plans providing for payment or other benefits at, following, or in connection with retirement other than a 401(k) plan which was available to all employees through 2011. The Company did not make any plan contributions in 2019 or 2020. In addition, we do not maintain any non-qualified deferred compensation plans.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 about the securities authorized for issuance to our employees, directors and other eligible participants under our equity compensation plans, consisting of the 2010 Equity Incentive Plan and the 2018 Equity Incentive Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,951,250	$0.28	4,148,966
Equity compensation plans not approved by security holders	—	—	—
Total	11,951,250	$0.28	4,148,966

DIRECTOR COMPENSATION
The following table sets forth certain information for the fiscal year ended December 31, 2020 with respect to the compensation of our directors. Mr. Finkelstein’s compensation is disclosed in the Summary Compensation Table above, and he does not receive any additional compensation for his service as a director. Dr. Goldstein is an employee of our company and his compensation as an employee is set forth in the table below. He does not receive any additional compensation for his service as a director.
The Company had in effect a non-employee director compensation policy which was suspended in November 2011 by our Board of Directors, who elected to help the company preserve capital and who consistent with this, forfeited certain fees accrued in 2011. No cash retainer or meeting fees were paid to non-employee directors in 2020 or 2019, as our non-employee directors agreed to forgo cash compensation in return for stock options to compensate them for their time and service, as described below.
In 2020, each independent director was granted options to purchase either 200,000 or 250,000 shares of common stock at an exercise price of $0.30 per share, which vest in four segments pursuant to each director’s continued service. In 2019, each independent director was granted options to purchase either 200,000 or 250,000 shares of common stock with an exercise price per share of $0.21. These option grants vest in four segments pursuant to each director’s continued service. These option grants were the only compensation received by non-employee directors in 2020 and 2019.
We also reimburse directors for expenses incurred in attending meetings of the board and other events attended on our behalf and at our request.
Director Compensation for Fiscal 2020
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Allan Goldstein, Ph.D.	—	76,785	90,000(2)	166,785
R. Don Elsey	—	47,803	—	47,803
Alessandro Noseda	—	38,424	—	38,424
Joseph McNay	—	47,803	—	47,803
Mauro Bove	—	38,424	—	38,424

(1)
Total Options held by each Board member as of December 31, 2020, are as follows:

Allan Goldstein, Ph.D.	2,110,000
R. Don Elsey	1,245,000
Alessandro Noseda	400,000
Joseph McNay	1,245,000
Mauro Bove	1,175,000

(2)
In addition to being Chairman of our Board of Directors, Dr. Goldstein also serves as our Chief Science Officer. In this capacity, Dr. Goldstein received cash compensation of $90,000 in 2020. In 2020, Dr. Goldstein was also granted options to purchase 400,000 shares of common stock.

We entered into an employment agreement with Dr. Goldstein on April 16, 2014 for him to serve as our Chief Science Officer. Dr. Goldstein’s employment agreement had an initial one-year term, which has been and will be automatically renewed for additional one-year periods unless either we or Mr. Goldstein elect not to renew it. Dr. Goldstein’s annual base salary was $75,000 and was increased to $90,000 on January 1, 2015. Dr. Goldstein’s salary may not be adjusted downward without his written consent, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Dr. Goldstein is also eligible to receive an annual bonus in an amount established by the Board and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans.
Dr. Goldstein is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Dr. Goldstein’s employment as may be set forth in the applicable benefit plan or in any option agreement between Dr. Goldstein and us.
We also reimburse directors for expenses incurred in attending meetings of the board and other events attended on our behalf and at our request.
Rule 10b5-1 Trading Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Described below are transactions and series of similar transactions that have occurred during fiscal 2020 to which we were a party or are a party in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
a director, executive officer, beneficial owner of more than five percent of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

2021 Private Placement
In June 2021, J.J. Finkelstein, our President and CEO, Allan L. Goldstein, a director, and Aptafin S.p.A., an affiliate of principal stockholder Essetifin S.p.A., participated with other investors in a private placement pursuant to which they acquired 75,000, 125,000 and 1,500,000 shares, respectively, of our common stock at a price of $0.20 per share. As part of this private placement, we also issued them (along with the other investors), for no additional consideration, Series A Warrants to purchase 56,250, 93,750 and 1,125,000 shares, respectively, of our common stock at an exercise price of $0.24 per share with a two-year term and Series B Warrants to purchase a like number of shares, respectively, of our common stock at an exercise price of $0.28 per share with a five-year term.
We generally granted all investors in the private placement a right to participate in our future issuances of equity and debt securities for a period of 12 months from September 3, 2021, the effective date of a Registration Statement we agreed to and did file with the SEC in August 2021 to register the resale of both the shares issued in the private placement and those shares issuable upon exercise of the Warrants. We also generally agreed that, during the 30-day period following the Registration Statement’s effective date, we would not issue or propose to issue any equity securities.
The Series A and Series B Warrants are exercisable for cash, provided that if during the term of the Warrants there is not an effective registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the Warrants, then the Warrants may be exercised on a cashless (net exercise) basis. The exercise price under the Warrants is subject to a “full-ratchet” anti-dilution provision, generally such that in the event we issue common stock at a price per share less than the applicable exercise price of the Warrants, the exercise price will be reduced to the price per share applicable to such new issuance.
In connection with the private placement, we and some of the investors, including Messrs. Finkelstein and Goldstein, entered into an agreement restricting them from selling or transferring any of their shares of our common stock for a period of 90 days.
2020 Convertible Notes
In October 2020, we sold the 2020 Notes to management, the Company’s Board of Directors and accredited investors including Essetifin S.p.A., our largest stockholder. The 2020 Notes bear interest at a rate of five percent (5%) per annum and are convertible into shares of our common stock at a conversion price of twelve cents ($0.12) per share (subject to adjustment as described in the 2020 Notes) at any time prior to repayment, at the election of the investors. In the aggregate, the 2020 Notes issued in both closings are convertible into up to 1,391,382 shares of our common stock excluding interest.
At any time prior to maturity of the 2020 Notes, with the consent of the holders of a majority in interest of the 2020 Notes, we can prepay the outstanding principal amount of the 2020 Notes plus unpaid accrued interest without penalty. The outstanding principal and all accrued interest on the 2020 Notes will accelerate and automatically become immediately due and payable upon the occurrence of certain events of default.
In connection with the issuance of the 2020 Notes we also issued the 2020 Warrants to each investor. The 2020 Warrants are exercisable for an aggregate of 1,043,988 shares of common stock with an exercise price of forty-five cents ($0.45) per share for a period of five years.

The affiliated investors and the principal amount of their respective 2020 Notes purchase are as set forth below:
Investor	Note Principal
Essetifin S.p.A.	$400,000
J.J. Finkelstein	$10,000
Mauro Bove	$10,000
Allan L. Goldstein	$5,000
Essetifin S.p.A., our largest stockholder, is currently the holder of all of our securities previously held by Sigma-Tau and its affiliates. The other listed investors are members of our Board of Directors including Mr. Finkelstein, who serves as our CEO, and Dr. Goldstein who serves as our Chief Scientific Advisor and Chairman of our Board of Directors.
2019 Convertible Notes
In February 2019, we sold the 2019 Notes to management, the Company’s Board of Directors and accredited investors including Essetifin S.p.A., our largest stockholder.” The sale of the 2019 Notes resulted in gross proceeds to the Company of $1,300,000 over two closings. The first closing in the amount of $650,000 occurred in February 2019 and the second closing, also in the amount of $650,000, occurred on May 13, 2019 after the Company provided notice of the enrollment of the first patent in the ARISE-3 clinical trial in DES sponsored by ReGenTree. The 2019 Notes will mature on March 1, 2024. The 2019 Notes bear interest at a rate of five percent (5%) per annum and are convertible into shares of our common stock at a conversion price of twelve cents ($0.12) per share (subject to adjustment as described in the 2019 Notes) at any time prior to repayment, at the election of the investors. In the aggregate, the 2019 Notes issued in both closings are convertible into up to 10,833,333 shares of our common stock excluding interest.
At any time prior to maturity of the 2019 Notes, with the consent of the holders of a majority in interest of the 2019 Notes, we can prepay the outstanding principal amount of the 2019 Notes plus unpaid accrued interest without penalty. The outstanding principal and all accrued interest on the 2019 Notes will accelerate and automatically become immediately due and payable upon the occurrence of certain events of default.
In connection with the issuance of the 2019 Notes we also issued the 2019 Warrants to each investor. The 2019 Warrants are exercisable for an aggregate of 8,125,000 shares of common stock with an exercise price of eighteen cents ($0.18) per share for a period of five years.
The affiliated investors and the principal amount of their respective 2019 Notes purchase are as set forth below:
Investor	Note Principal
Essetifin S.p.A.	$1,000,000
Joseph C. McNay	$25,000
J.J. Finkelstein	$25,000
Mauro Bove	$10,000
Allan L. Goldstein	$5,000
R. Don Elsey	$5,000
Essetifin S.p.A., our largest stockholder, is currently the holder of all of our securities previously held by Sigma-Tau and its affiliates. The other listed investors are members of our Board of Directors including Mr. Finkelstein, who serves as our CEO, and Dr. Goldstein who serves as our Chief Scientific Advisor and Chairman of our Board of Directors.
GtreeBNT
In August 2017, the Company and GtreeBNT reached an agreement to expand the territorial definition of the RGN-137 license agreement in Japan in exchange for a series of payments, two of which were received in 2017 with the remaining two were received in 2018. Under the amendment the Territory was expanded to include Europe, Canada, South Korea, Australia and Japan.
U.S. Joint Venture
On January 28, 2015, we announced that we had entered into a Joint Venture Agreement with GtreeBNT a shareholder of the Company. ReGenTree, LLC was created under the Agreement and is jointly owned by us and GtreeBNT. ReGenTree intends to commercialize RGN-259 for treatment of dry eye and neurotrophic keratitis, an orphan indication in the United States. GtreeBNT will be responsible for funding all product development and commercialization efforts and holds a majority interest in ReGenTree that varies depending on development milestones achieved and eventual commercialization path, if successful. In conjunction with the Joint Venture Agreement, we also entered into a royalty-bearing license with ReGenTree pursuant to which we granted to ReGenTree the right to develop and exclusively commercialize RGN-259 in the United States. We received a total of $1 million in two tranches under the terms of the agreement. The first tranche of $500,000 was received in March 2015 and a second in the amount of $500,000, was received in September 2015. On April 6, 2016, we received $250,000 from ReGenTree and executed an amendment to the license agreement on April 28, 2016. Under the amendment, the territorial rights were expanded to include Canada.
Our initial ownership interest in ReGenTree was 49% and has been reduced to 38.5% after filing of the final clinical study report with the FDA for the Phase 3 trial for Dry Eye Syndrome completed in 2017. Based on when, and if, ReGenTree achieves certain additional development milestones in the U.S. with RGN-259, our equity ownership may be incrementally reduced to between 38.5% and 25%, with 25% being the final equity ownership upon FDA approval of an BLA for Dry Eye Syndrome in the U.S. In addition to our equity ownership, RegeneRx retains a royalty on net sales that varies between single and low double digits, depending on whether commercial sales are made by ReGenTree or a licensee. In the event ReGenTree is acquired, or a change of control occurs following achievement of an BLA, RegeneRx shall be entitled to a minimum of 40% of all proceeds paid or payable and will forgo any future royalties.
In September 2015, ReGenTree began a Phase 2/3 clinical trial in patients with dry eye syndrome (“DES”) and a Phase 3 clinical trial in patients with neurotrophic keratitis (“NK”), both in the U.S. In May 2016, we reported the results of the 317-patient Phase 2/3 trial (ARISE-1). The FDA approved ReGenTree’s Phase 3 protocol for DES in late summer 2016 and we initiated a second Phase 3 trial (ARISE-2) that was completed in approximately 600 patients, the results of which were reported in October 2017. ReGenTree initiated a third Phase 3 trial (ARISE-3), and the first patient was enrolled in the second quarter of 2019 and enrollment was completed in the spring of 2020.
The NK trial (SEER-1), a smaller study in an orphan population, enrolled eighteen patients. On May 14, 2020, the Company reported that the trial was closed and reported the results. Six out of 10 patients in the RGN-259 treated group and 1 out of 8 patients in the placebo treated group achieved complete corneal healing in four weeks. In terms of the primary endpoint, “ratio of corneal wound healed patients after four weeks’ administration”, the statistical difference was slightly over 0.05 (p = 0.0656, Fisher’s exact test), due to the limited number of patients in each group. When another statistical analysis method was used to analyze the same primary endpoint (Chi square test), there was statistical significance, p = 0.0400. In addition, in a pre-specified secondary endpoint evaluating corneal epithelial healing at day 43 (two weeks post-treatment) and the durability of RGN-259 treatment, we also confirmed a clear statistical difference using the Fisher’s exact test, p = 0.0359. Several other efficacy parameters were either highly significant or strongly trending toward statistical significance in the RGN-259 group indicating the depth of patient response to RGN-259.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
FORM 10-K INFORMATION
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 (WITHOUT EXHIBITS), ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO THE COMPANY’S SECRETARY AT 15245 SHADY GROVE ROAD, SUITE 470, ROCKVILLE, MARYLAND 20850.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Allan L. Goldstein, Ph.D.
Allan L. Goldstein, Ph.D.
Chairman of the Board
Rockville, Maryland
October 18, 2021

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000521905_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Allan L. Goldstein 02 J.J. Finkelstein 03 Joseph C. McNay 04 Mauro Bove 05 R. Don Elsey 06 Alessandro Noseda REGENERX BIOPHARMACEUTICALS, INC. 15245 SHADY GROVE ROAD, SUITE 470 ROCKVILLE, MD 20850 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/09/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/RGRX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/09/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve, on a non-binding basis, named executive officer compensation. 3. To approve amendment to certificate to increase authorized shares by 100,000,000. 4. Proposal to ratify the appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for fiscal year 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000521905_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com REGENERX BIOPHARMACEUTICALS, INC. Annual Meeting of Shareholders November 10, 2021 11:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) J.J. Finkelstein, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of REGENERX BIOPHARMACEUTICALS, INC. that the shareholder(s) is/are entitled to vote at the virtual Annual Meeting of Shareholders to be held at 11:00 AM, EST on November 10, 2021 via live webcast at www.virtualshareholdermeeting.com/RGRX2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

Annex A
CERTIFICATE OF AMENDMENT OF RESTATED
CERTIFICATE OF INCORPORATION OF
REGENERX BIOPHARMACEUTICALS, INC.
RegeneRx Biopharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:
FIRST:   The name of the Corporation is RegeneRx Biopharmaceuticals, Inc.
SECOND:   The original name of the Corporation is Alpha 1 Biomedicals, Inc. and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 13, 1982.
THIRD:   The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation as follows:
Article 4 shall be amended and restated to read in its entirety as follows:
“4. Authorized Capital Stock.   The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Hundred and One Million (301,000,000) shares divided into two classes of which One Million (1,000,000) shares of the par value of $.001 per share shall be designated Preferred Stock and Three Hundred Million (300,000,000) shares of the par value of $.001 per share shall be designated Common Stock.”
FOURTH:   That thereafter, pursuant to a resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation that was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of Delaware of the Company, this Certificate of Amendment was approved by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to approve this Certificate of Amendment at a meeting at which all shares entitled to vote thereon were present and voting.
FIFTH:   This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, RegeneRx Biopharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this      day of November, 2021.
RegeneRx Biopharmaceuticals, Inc.
By:	J.J. Finkelstein, President